Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Announces 2022 Financial Results and Business Update

•	2022 Product Revenue Increased to $54.1 Million, Up 13% over 2021
•	Global End User Demand Increased 22% over 2021 to 9,266 Units
•	Strengthened Balance Sheet, Repurchased Stock and Extended Term Loan Facility

ATLANTA, March 31, 2023 -- Alimera Sciences, Inc. (Nasdaq: ALIM) a global pharmaceutical company whose mission is to be invaluable to patients, physicians, and partners concerned with retinal health and maintaining better vision longer, today announced financial results for 2022.

Alimera will host a conference call today at 9:00 a.m. ET to discuss these results.  Details for the call can be found below.

“We have begun to see positive results from the growth initiatives we commenced over a year ago, with 22% global end user demand growth year over year in ILUVIEN sales driven by our U.S. segment growth of 23% followed by our international segment growth of 21%”, said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “Building on the improved foundation of our strengthened capital structure and balance sheet, we are looking forward to continued growth in 2023.”

Operational Highlights:

•

Growth:     Global end user demand up 22% over 2021 at 9,266 units for the year. 2022 product revenue increased 13% to $54.1 million despite negative impact of foreign currency fluctuations in our international segment of $2.4 million. An increasing focus on face-to-face interactions, the launch of our posterior uveitis indication in several European markets, and the publication of key data in the U.S. and European countries contributed significantly to the increased end user demand in 2022

•

Expanded Markets:    Launched ILUVIEN for non-infectious uveitis affecting the posterior segment (NIU-PS) in Spain, France, Italy, Portugal, and Ireland, and obtained reimbursement approval in the Czech Republic

•	Data Published: The ILUVIEN PALADIN Study details were published in two peer reviewed ophthalmology journals with three more potential publications submitted
•	Data Presented:

•	Confirming the safety and reduced burden of care for diabetic macular edema (DME) patients at the annual American Society of Retina Specialists (ASRS) conference
•

Confirming the positive predictive value of a course of corticosteroids prior to ILUVIEN use for improved intraocular pressure (IOP) outcomes at the annual Association for Research in Vision and Ophthalmology (ARVO) conference

•	Confirming patients’ reduced need for multiple treatments presented at the American Academy of Ophthalmology (AOO) conference
•	Multiple positive findings from the RIVER Study at the EURETINA 2022 congress
•	Clinical Progress:
•	NEW DAY Study enrolled 137 patients in 2022; as of this release, the study has exceeded more than 90% of its enrollment target
•

Entered into an agreement with the Jaeb Center for Health Research Foundation Inc. acting on the behalf of the DRCR Retina Network to support and provide ILUVIEN for “A Randomized Clinical Trial Evaluating Intravitreal Faricimab (6.0 mg) Injections or Fluocinolone Acetonide (0.19 mg) Intravitreal Implants vs Observation for Prevention of Visual Acuity Loss due to Radiation Retinopathy (Protocol AL)”

•

Alimera’s licensee in Asia, Ocumension Therapeutics, received approval from the National Medical Products Administration for its IND application to begin the Phase III clinical study in support of a filing for marketing approval to treat DME in mainland China

•	Subsequent to Year-End:
•

Repurchased and retired all outstanding Series A Preferred Stock for approximately $938,000. The repurchase eliminated the associated $24 million liquidation preference. Alimera also repurchased 200,919 shares of common stock held by the Series A Preferred stockholders for approximately $314,000

•

Completed a $12 million private placement of Series B Preferred Stock and common stock warrants pursuant to a securities purchase agreement with Velan Capital and Caligan Partners. The securities purchase agreement also provides for the sale of an additional tranche of up to $15 million of Series B Preferred Stock for potential in-licenses or product acquisitions, at the mutual agreement of Alimera and the purchasers

•

Amended and extended its $45 million term loan agreement with its current lenders, investment affiliates managed by SLR Capital Partners, LLC, to extend the interest-only period for at least two years and extend the final maturity date to April 30, 2028. The interest-only period may be extended up to three years if certain financial targets are achieved. In connection with the amendment, Alimera borrowed an additional $2.5 million under the facility. The amended facility also provides for an additional tranche of up to $15 million, at the discretion of the lenders, which the company would intend to use for potential in-licenses or product acquisitions

•

Strengthened management team and board of directors with the addition of Russell Skibsted as Sr. Vice President and Chief Financial Officer and appointment of Michael Kaseta and Adam Morgan to the board of directors

Financial Highlights:

Net Revenue for FY 2022

Product revenue from ILUVIEN sales increased by $6.1 million, or 13%, to $54.1 million for 2022, compared to $48.0 million in 2021. The increase was primarily attributable to increased unit sales volume. Net revenue decreased by approximately $4.9 million, or 8%, to approximately $54.1 million for 2022, compared to approximately $59.0 million for 2021. The decrease was primarily attributable to (i) the $11.0 million of recognized license revenue from our transactions with Ocumension and (ii) the recognition of $1.0 million in deferred product revenue associated with the termination of our Canadian distribution agreement with Knight Therapeutics which were both only recognized in 2021.

U.S. net product revenue increased by approximately $7.5 million, or 28%, to approximately $34.2 million for 2022, compared to approximately $26.7 million for 2021. The increase was primarily attributable to our end user demand, which increased 23% in 2022 to 4,053 units compared to 3,287 units for 2021 as we focused on increasing face-to-face interactions with customers across multiple formats and the publication of our PALADIN Study. End user demand represents units purchased by physicians and pharmacies from our distributors.

International net product revenue decreased by $1.3 million, or 6%, to $19.9 million for 2022. The decrease in international net product revenue among our direct and distributor markets in Europe was primarily the result of deteriorating foreign exchange rates for the Euro and British Pound Sterling, which had an unfavorable impact on our international revenue of approximately $2.4 million in 2022.  The impact of the foreign currency exchange rates was offset by a 24% increase in units shipped in our international segment.

International net revenue decreased by approximately $12.4 million, or 38%, to approximately $19.9 million for 2022, compared to approximately $32.3 million for 2021. International net revenue in 2021 was composed of $21.2 million in product revenue and $11.0 million in license revenue from the Ocumension transaction, which was recognized in 2021, but not in 2022.

Operating Expenses

Total operating expenses increased by approximately $5.6 million, or 11%, to approximately $57.8 million for 2022, compared to approximately $52.2 million for 2021. The increase was predominantly due to our decision to invest in growth as we emerged from the pandemic to regain commercial momentum.

Cash and Cash Equivalents

As of December 31, 2022, we had approximately $5.3 million in cash and cash equivalents, a decrease of $200,000 at September 30, 2022, and a decrease of $11.2 million at December 31, 2021. We raised gross proceeds of $12.0 million in our March 2023 equity financing, as described above.

ALIM – 2022 Financial Results Conference Call Details

Conference Call to Be Held March 31, 2023

A live conference call will be hosted today, March 31, 2023, at 9:00 a.m. EST by Rick Eiswirth, president and chief executive officer, and Russell Skibsted, chief financial officer, to discuss Alimera’s financial results and provide an update on corporate developments. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Friday, March 31, 2023, 9:00 a.m. EST
Conference dial-in: 844-839-2190

International dial-in: 412-717-9583

Conference Call Name: Alimera Sciences (Nasdaq: ALIM) 2022 Financial Results and Corporate Update Conference Call

Conference Call Pre-registration: Participants are asked to pre-register for the call by navigating to: https://dpregister.com/sreg/10176894/f8ba5ff46a

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. All callers should dial-in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Alimera Sciences call.

The conference call will also be available through a live webcast which is also available through the company’s website, www.alimerasciences.com in the Events section under Investor Relations.

A replay will be available on Alimera’s website, www.alimerasciences.com,  under “Investor Relations” one hour following the live call.

Conference Call replay: US Toll Free: 1-877-344-7529

International Toll: 1-412-317-0088

Canada Toll Free: 855-669-9658

Replay Access Code: 5931698

End Date: April 14, 2023

Webcast Replay End Date: July 1, 2023

About Alimera Sciences, Inc.

Alimera Sciences is a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA and Adjusted net product revenue, each as defined below, which are non-GAAP financial measures. Alimera uses these measures to supplement the financial information presented on a GAAP basis. Alimera believes that excluding certain items from its GAAP financial results allows management to better understand its ongoing operations and analyze its financial performance from period to period and provides meaningful supplemental information to its investors.

Alimera defines “Adjusted EBITDA” as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains on extinguishment of debt, severance expenses and change in fair value of warrant asset.  Beginning in the first quarter of 2023, Alimera also expects to begin reflecting preferred stock dividends in its calculation of Adjusted EBITDA to reflect the securities issued in the March 2023 equity financing, as described above.

Alimera believes that Adjusted EBITDA, when taken together with its corresponding GAAP financial measure, provides meaningful supplemental information to its investors regarding its performance by excluding certain items that may not be indicative of its business, results of operations, or outlook. Accordingly, Adjusted EBITDA for the three months and year ended December 31, 2022 and 2021, together with a reconciliation to GAAP net income or loss, its most directly comparable GAAP financial measure, has been presented in the table entitled “Reconciliation of GAAP Loss to Non-GAAP Adjusted EBITDA.”

Alimera is subject to variability of its reported U.S. dollar results due to changes in foreign currency exchange rates. Those changes have been volatile over the past several years. The adjustment of the effects of foreign currency exchange [in its international segment] as if foreign exchange rates had remained constant with the same periods of 2021, or what Alimera refers to as Adjusted net product revenue, is a non-GAAP measure. Alimera believes that this non-GAAP measure provides additional information that enables enhanced comparison to prior periods and additional insight into the underlying performance of its business outside of the U.S. Accordingly, Adjusted net product revenue for the three months and year ended December 31, 2022 and 2021, together with a reconciliation to GAAP net product revenue, its most directly comparable GAAP financial measure, has been presented in the table entitled “Reconciliation of GAAP Net Product Revenue to Non-GAAP Adjusted Net Product Revenue.”

These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, including companies in Alimera’s industry, because not all companies calculate Adjusted EBITDA or Adjusted net product revenue in an identical manner or may use other financial measures to evaluate their performance. Therefore, these non-GAAP financial measures may be limited in their usefulness for comparison between companies.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for other financial performance measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. The principal limitation of these non-GAAP financial measures is that they exclude significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, these non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management. Investors are encouraged to review not to rely on any single financial measure to evaluate Alimera’s business.

Forward Looking Statements

This press release, and the conference call in which executives of Alimera will discuss this press release, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, Alimera’s expectations with respect to potential acquisition and growth opportunities, the use of proceeds from its credit facility, the value recovered for common stockholders, the commencement, enrollment, timing and outcome of its clinical studies, demand for its product, its business strategy, future operations, future financial position including the timeline for achieving positive Adjusted EBITDA, future revenues, projected costs, prospects, plans and objectives . Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplates,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based on current expectations and involve inherent risks and uncertainties (some of which are beyond Alimera’s control), including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s most recently filed Quarterly Report on Form 10-Q, most recently filed Annual Report on Form 10-K, and any of Alimera’s subsequent filings with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.

All forward-looking statements contained in this press release and the accompanying conference call are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely on the forward-looking statements Alimera makes or that are made on its behalf as predictions of future events. These forward-looking statements speak only as of the date of this press release. Alimera undertakes no obligation to publicly update or revise any of the forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For investor inquiries:                                         For media inquiries:

Scott Gordon                                                          Jules Abraham

for Alimera Sciences                                              for Alimera Sciences
scottg@coreir.com                                                 julesa@coreir.com

ALIMERA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2022	2021
	(In thousands, except share and per share data)
CURRENT ASSETS:
Cash and cash equivalents	$5,274	$16,510
Restricted cash	30	34
Accounts receivable, net	19,612	19,128
Prepaid expenses and other current assets	2,892	3,809
Inventory	1,605	2,679
Total current assets	29,413	42,160
NON-CURRENT ASSETS:
Property and equipment, net	2,525	2,783
Right of use assets, net	1,395	1,710
Intangible asset, net	8,957	10,897
Deferred tax asset	129	137
Warrant asset	183	833
TOTAL ASSETS	$42,602	$58,520
CURRENT LIABILITIES:
Accounts payable	$10,088	$8,706
Accrued expenses	3,998	3,617
Notes payable	25,313	—
Finance lease obligations	333	269
Total current liabilities	39,732	12,592
NON-CURRENT LIABILITIES:
Notes payable, net of discount	18,683	43,080
Other non-current liabilities	4,995	5,453
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Common stock	70	69
Additional paid-in capital	378,238	377,229
Accumulated deficit	(415,388)	(397,281)
Accumulated other comprehensive loss	(2,995)	(1,849)
TOTAL STOCKHOLDERS’ DEFICIT	(20,808)	(2,605)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$42,602	$58,520

ALIMERA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022 AND 2021

 (In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(In thousands, except share and per share data)
REVENUE:
PRODUCT REVENUE, NET	$14,029	$13,959	$54,129	$47,981
LICENSE REVENUE	—	—	—	11,048
NET REVENUE	14,029	13,959	54,129	59,029
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(2,125)	(1,966)	(7,977)	(7,030)
GROSS PROFIT	11,904	11,993	46,152	51,999
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	4,230	3,720	16,228	13,778
GENERAL AND ADMINISTRATIVE EXPENSES	3,334	3,197	12,871	12,774
SALES AND MARKETING EXPENSES	5,765	7,169	25,987	23,069
DEPRECIATION AND AMORTIZATION	683	659	2,706	2,579
OPERATING EXPENSES	14,012	14,745	57,792	52,200
LOSS FROM OPERATIONS	(2,108)	(2,752)	(11,640)	(201)
INTEREST EXPENSE AND OTHER	(1,634)	(1,363)	(5,881)	(5,413)
UNREALIZED FOREIGN CURRENCY GAIN, NET	13	93	92	416
GAIN ON EXTINGUISHMENT OF DEBT	—	—	—	1,792
CHANGE IN FAIR VALUE OF WARRANT ASSET	(52)	(117)	(650)	(528)
NET LOSS BEFORE TAXES	(3,781)	(4,139)	(18,079)	(3,934)
INCOME TAX BENEFIT (PROVISION)	1	33	(28)	(438)
NET LOSS	$(3,780)	$(4,106)	$(18,107)	$(4,372)
NET LOSS PER SHARE — Basic and Diluted	$(0.54)	$(0.59)	$(2.59)	$(0.66)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and Diluted	7,000,279	6,932,508	6,996,850	6,595,237

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES

(in thousands)

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)
GAAP NET LOSS	$(3,780)	$(4,106)	$(18,107)	$(4,372)
Adjustments to net loss:
Interest expense and other	1,634	1,363	5,881	5,413
Provision (benefit) for taxes	(1)	(33)	28	438
Depreciation and amortization	683	659	2,706	2,579
Stock-based compensation expenses	187	239	910	997
Unrealized foreign currency exchange loss (gain), net	(13)	(93)	(92)	(416)
Gain on extinguishment of debt	—	—	—	(1,792)
Change in fair value of warrant asset	52	117	650	528
Severance expenses	—	—	147	195
NON-GAAP ADJUSTED EBITDA	$(1,238)	$(1,854)	$(7,877)	$3,570

RECONCILIATION OF GAAP NET PRODUCT REVENUE TO NON-GAAP ADJUSTED NET PRODUCT REVENUE

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)
GAAP NET PRODUCT REVENUE	$14,029	$13,959	$54,129	$47,981
Adjustment to net product revenue:
Foreign currency fluctuations, net	553	—	2,447	—
NON-GAAP ADJUSTED NET PRODUCT REVENUE	$14,582	$13,959	$56,576	$47,981